Exhibit 10.3

NAVITRAK INTERNATIONAL CORPORATION

AMENDED AND RESTATED 2004 INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1          Establishment. The NAVITRAK INTERNATIONAL CORPORATION 2004 AMENDED AND RESTATED INCENTIVE PLAN (the “Plan”) is hereby established effective as of November 12, 2005.

1.2          Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by encouraging and facilitating the ownership of Navitrak International Corporation (the “Company”) common stock by persons performing services for the Participating Company Group in order to enhance the ability of Navitrak International Corporation to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Participating Company Group.

1.3          Term of Plan. The Plan shall be effective from the date that the Plan is adopted by the Board of Directors of the Company and shall continue in effect thereafter until the earlier of: (a) its termination by the Board; or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed; or (c) ten (10) years from its effective date. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

2.	DEFINITIONS AND CONSTRUCTION.

2.1          Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)          “Award” means any award or grant of Restricted Shares or Options under the Plan.

(b)          “Beneficiary” means the person, persons, trust, or trusts entitled by will or by the laws of descent, to exercise a Participant’s Option or other rights under the Plan after the Participant’s death.

(c)          “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)          A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the

D/LVK/785636.2

outstanding voting securities of the Company or, in the case of a Transaction involving the sale, exchange or transfer of all or substantially all of the Company’s assets, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities, which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(e)          “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)           “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g)          “Company” means Navitrak International Corporation, a Nevada corporation, or any successor corporation thereto.

(h)          “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(i)           “Director” means a member of the Board or of the board of directors of any other Participating Company.

(j)           “Disability” means the inability of the Participant to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant. The determination of whether or not a Participant is Disabled for purposes of this Plan shall be made by, and at the sole discretion of, the Committee.

(k)          “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall alone be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the sole exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(l)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(i)           If the Stock is not trading over a public exchange, the “fair market value” shall take into account the latest private transaction in which the Company sold stock to an informed and willing buyer, if any such transaction exists;

(ii)          If the Shares are traded on any recognized United States securities exchange, the value per Share shall be the closing price (on the principal exchange on which Shares of Common Stock are traded) of the Common Stock on the business day immediately preceding specified date (or, if there are no sales on that day, the last preceding day on which there was a sale) on the principal exchange on which the Common Stock is traded;

(iii)        If the Shares are not traded on any United States securities exchange, but are traded on any formal over-the-counter quotation system in general use in the United States, the value per Share shall be the mean between the closing bid and asked quotations of the Common Stock on the business day immediately preceding such specified date (or, if there are no such quotations on that day, the last preceding day on which there were such quotations) on the principal system on which the Common Stock is traded.

(m)         “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

(n)          “Nonqualified Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o)          “Officer” means any person designated by the Board as an officer of the Company.

(p)          “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(q)          “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions pertaining to the Option granted to the Optionee and to any shares of Stock acquired upon the exercise thereof.

(r)           “Optionee” means a Participant who has been awarded one or more Options.

(s)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(t)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u)          “Participant” means any Employee, Consultant or Director to whom an Award has been made under the Plan.

(v)          “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(w)         “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(x)          “Restricted Shares” means shares awarded pursuant to a “Restricted Share Agreement” between the Company and Participant setting forth the terms, conditions or restrictions applicable to an Award of shares of Stock under the Plan.

(y)          “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option or Restricted Shares Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(z)          “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2. Such Stock may be unrestricted or, at the sole discretion of the Board, be made subject to restrictions relating to employment and transferability.

(aa)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bb)        “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(cc)        “Vest” or “Vesting”, with respect to Options, means the date, event, or act prior to which an Award is not, in whole or in part, exercisable except at the sole discretion of the Board. With respect to Restricted Shares, “Vest” or “Vesting” shall mean the date, event, or act prior to which an Award is, in whole or in part, forfeitable.

2.2          Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1          Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option, Restricted Share, or other right awarded hereunder shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or in such Option or right.

3.2          Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of, or which is allocated to, the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3          Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion to:

(a)            determine the persons to whom, and the time or times at which, Awards shall be granted, the types of Awards to be granted, and the number of shares of Stock to be subject to each Award;

(b)            determine the terms, conditions and restrictions applicable to Awards; approve one or more forms of Option, or Restricted Share Agreements;

(c)            amend, modify, extend, cancel or renew any Option or waive any restrictions or conditions applicable to any Option or applicable to any shares of Stock awarded or acquired upon the exercise thereof;

(d)            correct any defect, supply any omission, or reconcile any inconsistency and take such other actions with respect to the Plan as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.	SHARES SUBJECT TO PLAN.

4.1          Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two million (2,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2          Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Share Issuance Limit set forth in Section 4.1, in the exercise price per share of any outstanding Options.

5.	ELIGIBILITY AND LIMITATIONS.

5.1          Persons Eligible. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”, and “Directors” shall include prospective Employees, prospective Consultants, and prospective Directors to whom Options and Restricted Shares may be awarded in connection with written offers of an employment or other service relationship with the Participating Company Group.

5.2          Option Award Restrictions. Any person who is not an Employee on the effective date of the Award of an Option to such person may be awarded only a Nonqualified Stock Option. An Incentive Stock Option awarded to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company.

5.3          Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were awarded, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock was awarded. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.	TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES.

6.1          Award Agreements. Options shall be evidenced by option agreements specifying the nature and number of shares of Stock covered thereby, and shall exist in such form, as the Board shall from time to time establish. An Award of Restricted Shares shall be evidenced by a Restricted Share Agreement specifying the number of shares issued and the restrictions thereon, and shall exist in such form, as the Board shall, from time to time, approve. Such agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions herein.

6.2          Option Vesting and Exercise Price. Each Option Agreement shall include a Vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. Each Option Agreement shall also convey the exercise price for each Option or the means by which such price shall be established, with such exercise price or method of establishment being established in the discretion of the Board; provided, however, that: (a) the exercise price per share for an Incentive Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.3          Exercisability and Term of Options. Options shall be exercisable as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option awarded to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option awarded to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

6.4	Payment of Option Exercise Price.
(a)	Forms of Consideration Authorized.

(i)           Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent; or.

(ii)          By such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law.

(b)	Limitations on Forms of Consideration.

(i)           Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(ii)          Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.

Any permitted promissory note shall be on such terms, as the Board shall determine. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.

6.5          Tax Withholding. Upon the exercise of an Option or upon the vesting of Restricted Shares, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Restricted Stock, Option, or the Stock acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Restricted Stock, Option, or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Agreement entered hereunder until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.6          Stock Restrictions. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, and such other conditions and restrictions as determined by the Board in its discretion at the time an Option or Restricted Share Award is made.

(a)          Repurchase Rights. In the event that the Company grants a security under the Plan that is subject to a repurchase right, the Company shall have the right to assign that repurchase right at any time, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b)          Service Vesting and Transferability. The Company shall have the right, at the time of the Award, to place restrictions on Awards including upon shares issued upon the exercise of an Option.

(c)          Restricted Share Awards. Subject to and consistent with the provisions of this Plan, each Restricted Share shall be evidenced by a written Agreement setting forth the terms and conditions pertaining to such Award, including the number of shares awarded. Unless otherwise required by statute, Restricted Shares may be awarded with or without payment of consideration by the Participant. Each Restricted Share Agreement shall include a Vesting schedule describing the date, event, or act upon which Restricted Shares shall Vest, in whole or in part, with respect to all or a specified portion of the Shares covered by the

Award. No Restricted Share not yet Vested is assignable or transferable and any attempt at transfer or assignment of such Share, and any attempt by a creditor to attach such Share, shall be null and void. Until the date a Stock certificate is issued to a Participant, a Participant will have no rights as a stockholder of the Company. No adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such Stock certificate is issued. Consistent with the provisions of this Plan, the Board may in its discretion modify, extend, or renew any Restricted Share Agreement, or accept cancellation of same in exchange for the granting of a new Award. The preceding not withstanding, no modification of a Restricted Share Agreement which is not vested shall, absent the consent of the Participant, alter or impair any rights or obligations with respect to such Agreement.

6.7	Effect of Termination of Service.

(a)          Restricted Shares. If a Participant’s Service terminates for any reason other than as a result of a Change in Control, such Participant’s Restricted Shares, which are not vested at the time of Service, termination shall be forfeited. If a Participant’s service terminates because of a Change of Control and if an amount to be received by a Participant from this Plan would otherwise constitute a “parachute payment” as defined in section 280G(b)(2) of the Code, then any accelerated Vesting due to a Change of Control or subsequent termination of the Participant’s Service shall be limited to the amount of Vesting that permits the Participant to receive, after application of the excise tax imposed by section 4999 of the Code, the greater of: (1) A total parachute payment that equals 2.99 times the Participant's base amount, as determined under section 280G of the Code; or (2) Full Vesting of all unvested Restricted Shares as of the date of the Participant's termination of employment.

(b)          Options. Subject to earlier termination of the Option as otherwise provided herein, and unless otherwise provided by the Board in an Award and set forth in the Agreement related thereto, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with the following provisions of this Section 6.7(b) and thereafter shall terminate:

(i)           Disability. If the Participant’s Service terminates because of the Disability of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Agreement evidencing such Option (the “Expiration Date”).

(ii)          Death. If the Participant’s Service terminates because of the death of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option or Right by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Participant’s termination of Service.

(iii)        Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, an Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in no event any later than the Expiration Date.

(c)          Reservation of Rights. The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.8          Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.

7.	CHANGE IN CONTROL.

7.1          Effect of Change in Control on Options and Stock Appreciation Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and Stock Appreciation Rights or substitute for such outstanding Options and Rights substantially equivalent options or rights for, or in relation to, the Acquiring Corporation’s stock.

7.2	Effect of Change of Control on Restricted Share Rights.

(a)          Restricted Shares outstanding under the Plan at the time of a Change in Control shall automatically Vest in full immediately prior to the effective date of such Change in Control and will no longer be subject to forfeiture risk or to any repurchase right. However, Restricted Shares shall not vest on an accelerated basis as a result of a Change in Control if and to the extent:

(i)           such Restricted Share Award, having been assumed by the successor corporation (or parent thereof), is replaced with shares of the capital stock of the successor corporation subject to substantially equivalent restrictions or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, and any repurchase rights of the Company with respect to any unvested Restricted Shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in effect; or

(ii)          such Restricted Shares are to be replaced with a cash incentive program of the Company or any successor corporation which preserves the value existing on the unvested Restricted Shares at the time of the Change in Control and provides for subsequent payout in accordance with the same Vesting schedule applicable to those unvested Restricted Shares; or

(iii)        the acceleration of such Restricted Share is subject to other limitations imposed by the Plan Administrator at the time of the Restricted Share grant.

(b)          Should, in the course of a Change in Control, the actual holders of the Company’s outstanding Stock receive cash consideration in exchange for such Stock, the successor corporation may, in connection with the replacement of the outstanding Restricted Shares under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Stock in such Change in Control and subject to substantially equivalent restrictions as were in effect for the Restricted Shares immediately before the Change in Control.

(c)          The foregoing notwithstanding, the Board shall have the discretion, exercisable either at the time the Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure one or more Restricted Shares so that those Restricted Shares shall automatically accelerate and Vest in full upon the occurrence of a Change in Control. The Board shall also have full power and authority, exercisable either at the time the Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure such Restricted Share so that the shares will automatically Vest on an accelerated basis should the Participant’s employment or service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the Restricted Shares do not otherwise Vest. In addition, the Plan Administrator may provide that one or more of the Company’s outstanding repurchase rights with respect to Restricted Shares held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the Restricted Shares subject to those terminated rights shall accordingly Vest at that time.

(i)           For purposes of this Section 7.2(c), an “Involuntary Termination” shall mean the termination of the Participant’s service which occurs by reason of: (1) such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or (2) such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (3) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(ii)          “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Participant or other person in the Company’s service.

8.	PROVISION OF INFORMATION.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Participant.

9.	TERMINATION OR AMENDMENT OF PLAN.

The Plan shall terminate ten (10) years from its effective date. The Board may terminate or amend the Plan at any time. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board.

10.	REPURCHASE AND FIRST REFUSAL RIGHTS.

10.1       Repurchase Rights. Should the Participant cease to be employed by or provide services to the Company while holding one or more shares of Stock issued pursuant to the exercise of an Option granted under this Plan or pursuant to a Stock Award under the Plan, then those shares, to the extent any Restricted Shares are no longer subject to forfeiture, shall be subject to repurchase by the Company, at the Company’s sole discretion, at the Fair Market Value of such shares on the date of such repurchase and the Participant shall have no further shareholder rights with respect to those shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Board.

10.2       First Refusal Rights. If imposed in the agreement, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the holder of any shares of Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with terms and conditions established by the Board.

10.3       Effect of Registration Statement. Notwithstanding anything to the contrary in this Plan, any repurchase right or right of first refusal in favor of the Company shall become void at such time as the security to which that repurchase right has attached becomes the subject of an effective registration statement filed by the Company with the Securities and Exchange Commission.

11.	MISCELLANEOUS PROVISIONS.

11.1       No Rights of Shareholder. Prior to the date on which an Option is exercised, neither the Participant, nor a Beneficiary or any other successor in interest will be, or will have any of the rights and privileges of, a shareholder with respect to any Stock issuable upon the exercise of such Option.

11.2       No Right to Continued Employment. Nothing contained herein shall be deemed to give any person any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time without regard to the effect that such discharge will have upon such person’s rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights a Participant may have against the Company or a

Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

11.3       Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision or provisions did not exist.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Navitrak International Corporation Amended and Restated 2004 Incentive Plan as duly adopted by the Board on November 12, 2005.

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Secretary